EXHIBIT 99

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Revenues
Revenues from services	$6,290	$6,356		$17,388	$19,134
Sales of goods	21	28		64	89
Total revenues	6,312	6,384	(1)%	17,452	19,223	(9)%

Costs and expenses
Costs of sales, operating and administrative expense	2,936	2,882		8,613	8,086
Interest	1,151	1,061		3,096	3,184
Investment contracts, insurance losses and insurance
annuity benefits	717	700		2,070	2,041
Provision for losses on financing receivables	738	858		4,636	2,693
Total costs and expenses	5,542	5,501	1%	18,415	16,004	15%

Earnings (loss) from continuing operations before income taxes	769	883	(13)%	(963)	3,219	U
Benefit (provision) for income taxes	48	15		(6,164)	109

Earnings (loss) from continuing operations	817	898	(9)%	(7,127)	3,328	U
Earnings (loss) from discontinued operations, net of taxes	(347)	706		(10,332)	2,070

Net earnings (loss)	470	1,604	(71)%	(17,459)	5,398	U
Less net earnings (loss) attributable to noncontrolling interests	83	55		267	76
Net earnings (loss) attributable to GECC	387	1,549	(75)%	(17,726)	5,322	U
Preferred stock dividends declared	-	-		(161)	(161)
Net earnings (loss) attributable to GECC common shareowner	$387	$1,549	(75)%	$(17,887)	$5,161	U

Amounts attributable to GECC common shareowner:
Earnings (loss) from continuing operations	$817	$898	(9)%	$(7,127)	$3,328	U
Less net earnings (loss) attributable to noncontrolling interests	83	55		267	76
Earnings (loss) from continuing operations attributable to GECC	734	843	(13)%	(7,394)	3,252	U
Preferred stock dividends declared	-	-	-%	(161)	(161)	- %
Earnings (loss) from continuing operations attributable to GECC
common shareowner	734	843	(13)%	(7,555)	3,091	U
Earnings (loss) from discontinued operations, net of taxes	(347)	706		(10,332)	2,070
Net earnings (loss) attributable to GECC common shareowner	$387	$1,549	(75)%	$(17,887)	$5,161	U

Amounts may not add due to rounding.

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Revenues
Commercial Lending & Leasing	$285	$251	14%	$790	$743	6%
Consumer	3,652	3,622	1%	9,237	10,822	(15)%
Energy Financial Services	225	344	(35)%	906	1,120	(19)%
GECAS	1,307	1,262	4%	3,935	3,952	-%
Total segment revenues	5,468	5,479	-%	14,867	16,637	(11)%
GECC corporate items and eliminations	843	905	(7)%	2,585	2,586	-%
Total revenues	$6,312	$6,384	(1)%	$17,452	$19,223	(9)%

Segment profit (loss)
Commercial Lending & Leasing	$111	90	23%	$286	$252	13%
Consumer	795	621	28%	(1,521)	1,879	U
Energy Financial Services	(38)	61	U	106	290	(63)%
GECAS	313	133	F	981	828	18%
Total segment profit (loss)	1,180	905	30%	(149)	3,249	U
GECC Corporate items and eliminations	(445)	(62)	U	(7,245)	3	U
Earnings (loss) from continuing operations,
attributable to GECC	734	843	(13)%	(7,394)	3,252	U
Preferred stock dividends declared	-	-	-%	(161)	(161)	-%
Earnings (loss) from continuing operations attributable
to GECC common shareowner	734	843	(13)%	(7,555)	3,091	U
Earnings (loss) from discontinued operations, net of taxes,
attributable to GECC	(347)	706	U	(10,332)	2,070	U
Net earnings (loss) attributable to GECC common shareowner	$387	$1,549	(75)%	$(17,887)	$5,161	U

Amounts may not add due to rounding.

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(Dollars in billions)	September 30, 2015	December 31, 2014

Assets
Cash & marketable securities	$119.1	$107.3
Inventories	0.1	0.1
Financing receivables - net	83.7	122.5
Property, plant and equipment - net	34.5	31.5
Goodwill & intangible assets - net	12.6	12.3
Other assets	33.2	37.7
Financing receivables held for sale	23.7	0.8
Assets of businesses held for sale	4.9	3.5
Assets of discontinued operations	121.9	186.9
Total assets	$433.8	$502.6

Liabilities and equity
Borrowings and bank deposits	$255.7	$298.3
Investment contracts, insurance liabilities and insurance annuity benefits	26.6	28.0
Other liabilities	36.2	34.7
Liabilities of businesses held for sale	0.3	2.4
Liabilities of discontinued operations	43.6	48.7
GECC shareowners' equity	68.2	87.5
Noncontrolling interests(a)	3.2	2.9
Total liabilities and equity	$433.8	$502.6

(a)	Included $2.4 billion related to the Synchrony Financial initial public offering.
Amounts may not add due to rounding.